HAWKINS ACCOUNTING
CERTIFIED PUBLIC ACCOUNTANT                   341 MAIN STREET  SALINAS CA  93901
                                              (831) 759-1694  FAX (831) 759-1699


                                              July 8, 1999


                         CONSENT OF INDEPENDENT AUDITOR
                         ------------------------------

As the independent auditor for Home.Web, Incorporated, I hereby consent to the incorporation by reference in this Form 10SB Statement and any amendments thereto of my report, relating to the financial statements and financial statement schedules of Home.Web, Incorporated for the years ended December 31, 1998 and 1997 included on Form 10SB and amendments. Reporst are dated January 13, 1999 for the year ended December 31, 1998 and February 5, 1999, both reports were reissued July 8, 1999.

I further consent to the incorporation of my review report and financial statements by reference in the Form 10-QSB and amendments thereto. These statements cover the period for March 31, 1999 and 1998. Report date of April 1, 199 and reissued July 8, 1999.


                                   /s/ Hawkins Accounting